GeneDx (Nasdaq: WGS) 4Q 2024 Earnings Presentation February 18, 2025 Exhibit 99.2

2 Forward Looking Statements This presentation contains forward-looking statements under the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not relate to historical facts and events and such statements and opinions pertaining to the future that, for example, contain wording such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements contained in this presentation may include, but are not limited to, statements about: our future performance and our market opportunity, our expectations regarding full year 2025 revenue, adjusted gross margin profile, and profitability. We cannot assure that the forward-looking statements in this presentation will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this presentation are based on our management’s beliefs and assumptions and are based upon information currently available to our management as of the date of this presentation and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including but not limited to: (i) the ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, (iv) our ability to pursue our new strategic direction, and (v) our ability to enhance our artificial intelligence tools that we use in our clinical interpretation platform. The information, opinions and forward-looking statements contained in this announcement speak only as of its date and are subject to change without notice. This presentation contains estimates, projections and other information concerning our industry, our business, and the markets for our products and services. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. While we believe our internal company research as to such matters is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source. We discuss these and other risks and uncertainties in greater detail in the sections entitled “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our periodic reports and other filings we make with the SEC from time to time. Given these uncertainties, you should not place undue reliance on the forward- looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations. We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning us are available www.sec.gov. Requests for copies of such documents should be directed to our Investor Relations department at GeneDx Holdings Corp. 333 Ludlow Street, North Tower 6th Floor, Stamford, Connecticut, 06902. Our telephone number is 888-729-1206.

3 Full Year and Fourth Quarter 2024 Results Full Year 2024 Fourth Quarter 2024 ✓ Grew revenues 56% year-over-year to $302.3 million ✓ Grew exome and genome test revenue 88% year- over-year to $233.5 million ✓ Expanded adjusted gross margin to 65%, up from 45% for full year 2023 ✓ Generated adjusted net income of $6.7 million 1. Full year and fourth quarter 2024 revenues, gross margin and net income, all on both a GAAP and adjusted basis, includes $6.8 million of discrete benefit in connection with a multi-year appeal recovery from a single third-party payor. The fourth quarter benefit is composed of $5.8 million to exome genome revenues and $1.0 million to other test lines. 2. See appendix for a reconciliation of GAAP to Non-GAAP figures presented ✓ Grew revenues 64% year-over-year to $95.3 million ✓ Grew exome and genome test revenue 101%year- over-year to $78.8 million ✓ Expanded adjusted gross margin to 70%, up from 56% in the fourth quarter of 2023 ✓ Generated adjusted net income of $16.8 million 1, 2 1, 2

Full Year 2025 Guidance Revenues between $350 and $360 million; exome/genome volume and revenue growth of at least 30% Adjusted gross margins between 65-67% 4 Maintaining profitability with adjusted net income

5 0% 5% 10% 15% 20% 25% 30% 35% 40% Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Exome/Genome as a % of total volume Exome/Genome Volume Mix 0 5000 10000 15000 20000 25000 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Exome/Genome Test Result Volume Quarterly Exome/Genome Volume 38% 27% 16% • Grew full year 2024 exome/genome volume 51% year-over-year • Grew Q4 2024 exome/genome volume 32% year-over-year and 7% sequentially 20,676 15,663 7,862 Flagship exome/genome volume now represents 38% of all tests results

6 Q4 2022 Q4 2023 Q3 2024 Q4 2024 Q2 2024 Q1 2024 Q3 2023 Q2 2023 Q1 2023 ($73) ($18) -80 -70 -60 -50 -40 -30 -20 -10 0 10 20 Quarterly Adj. Net (loss)/Income Turned profitable in 2024 creating a strong cash position 1. Full year and fourth quarter 2024 adjusted net income includes $6.8 million of discrete benefit in connection with a multi-year appeal recovery from a single third-party payor. 2. Adjusted net income are non-GAAP financial measures. See appendix for a reconciliation of GAAP to Non-GAAP figures presented $16.8Quarterly Adj. Net (Loss)/Income (in millions) • Generated full year 2024 adjusted net income $6.7 million • Generated Q4 2024 adjusted net income $16.8 million • Generated positive cash flow from ordinary operations in Q4 2024 • Cash, cash equivalents, marketable securities and restricted cash was $142.2 million as of December 31, 2024 1, 2

7 Appendix

8 We envision a world where any genetic disorder is diagnosed quickly to prevent disease progression and ensure long and healthy lives for all.

1 in 10 families face an unnecessary diagnostic journey

On average: 16 tests and 5 years before an accurate diagnosis


1 year
2 years
3 years
4 years
5 years

GeneDx can provide an answer in days



GeneDx

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References: 1. Marwaha S, Knowles JW, and Ashley EA. A guide for the diagnosis of rare and undiagnosed disease: beyond the exome. Genome Med. 2022 Feb 28;14(1):23. doi: 10.1186/s13073-022-01026-w. 2. Willmen, T., Ronicke, S., Gabriel, H., & Wagner, A. D. (2023). Rare diseases: why is a rapid referral to an expert center so important?. BMC Health Services Research, 23(1), 904. Retrieved from https://pmc.ncbi.nlm.nih.gov/articles/PMC10463573/ 3.Marshall, D. A., & Spolador, G. (2021). The complexity of diagnosing rare disease: An organizing framework for outcomes research and health economics based on real-world evidence. Current Opinion in Structural Biology, 68, 1-9. Retrieved from https://www.sciencedirect.com/science/article/pii/S1098360021053831

The diagnostic odyssey: common, critical, and costly

Millions of Americans with a rare disease are urgently searching for answers. Most are children.

Every day without a diagnosis is a missed opportunity for patients—and burden the healthcare system as a whole.

The journey to an accurate diagnosis can take up to five years.[1]

5 years

3x

On their journey to a diagnosis, rare disease patients will be misdiagnosed an average of three times.[2]

Rare diseases impact 1 in 10 people, and over half of them are children.[3]

The estimated economic burden of rare diseases on the US healthcare system is nearly $1 trillion annually.[4]

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References: 1. Marwaha S, Knowles JW, and Ashley EA. A guide for the diagnosis of rare and undiagnosed disease: beyond the exome. Genome Med. 2022 Feb 28;14(1):23. doi: 10.1186/s13073-022-01026-w. 2. Genetic Alliance UK. The Rare Reality 2016. Retrieved from: https://geneticalliance.org.uk/wp-content/uploads/2024/02/the-rare-reality-an-insight-into-the-patient-and-family-experience-of-rare-disease.pdf. on June 4, 2024 3. National Organization for Rare Disorders (NORD). Hope for Millions of Children Living With Rare Diseases. Retrieved from https://rarediseases.org/wp-content/uploads/2024/07/NORD-PRV-One-Pager.pdf 4. EveryLife Foundation for Rare Diseases. Economic Burden of Rare Diseases in the U.S. Approached $1 Trillion in 2019, Surpassing Cost Estimates for Many Chronic Diseases. Retrieved fromhttps://everylifefoundation.org/economic-burden-of-rare-diseases-in-the-u-s-approached-1-trillion-in-2019-surpassing-cost-estimates-for-many-chronic-diseases/

Exome and genome testing offer answers sooner—leading to more effective treatments and more efficient healthcare spend

Superior diagnostic rate for many indications including:

	Developmental delay Intellectual disability	Epilepsy	...and more
Genome sequencing	43%[1]	48%[8]	
Exome sequencing	36%[2]	24%[8]	
Multigene panels	20-30%[3-6]	19%[8]	
Chromosomal microarray	15-20%[7]	9%[8]	

Recommended by leading medical societies as a first-line test:

ACMG — American College of Medical Genetics & Genomics (ACMG) 2021 evidence-based guideline[5]

National Society of Genetic Counselors — National Society of Genetic Counselors (NSGC) 2022 evidence-based guideline[6]

An earlier genetic diagnosis is proven to:[7,9]

- change medical management
- reduce medical intervention
- result in more timely treatment options
- reduce healthcare costs for patients and the healthcare system
- identify resources and support for parents and family members

References: **1**. Manickam K, McClain MR, Demmer LA, et al. Genet Med. 2021 Nov;23(11):2029-2037. doi: 10.1038/s41436-021-01242-6. Epub 2021 Jul 1. **2**. Srivastava S, Love- Nichols JA, Dies KA, et al. Genet Med. 2019 Nov;21(11):2413–2421. doi: 0.1038/s41436-019-0554-6. **3**. Pekeles H, Accogli A, Boudrahem-Addour N, Russell L, Parente F, Srour M. Pediatr Neurol. 2019 Mar;92:32-36. doi: 10.1016/j.pediatrneurol.2018.11.005. **4**. Stefanski A, Calle-López Y, Leu C, et al. Epilepsia. 2021 Jan;62(1):143-151. doi: 10.1111/epi.16755. **5**. Mellone S, Puricelli C, Vurchio D, et al. Front Genet. 2022 Aug 11;13:875182. doi: 10.3389/fgene.2022.875182. **6**. Spataro N, Trujillo-Quintero JP, Manso C, et al. Genes (Basel). 2023 Mar 13;14(3):708. doi: 10.3390/genes14030708. **7**. Savatt JM, Myers SM. Front Pediatr. 2021 Feb 19;9:526779. doi: 10.1186/s13073-022-01026-w. **8**. Sheidley BR, Malinowski J, Bergner AL, et al. Epilepsia. 2022 Feb;63(2):375-387. doi: 10.1111/epi.17141. Epub 2021 Dec 10. **9**. Malinowski, J., Miller, D.T., Demmer, L. et al. Genet Med. 22, 986–1004 (2020). https://doi.org/10.1038/s41436-020-0771-z.

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12 Reference: Butler L. et al. Exome-based testing for patients with seizures: Advantages over panel-based testing. Poster presented at American Epilepsy Society Annual Meeting; December 2, 2023; Orlando, FL. Only 43% of epilepsy genes are tested on many commercial epilepsy panels Common diseases are in fact a constellation of genetic diagnoses One example is epilepsy. At least 768 different genes are related to seizures. 7

13 Reference: Butler L. et al. Exome-based testing for patients with seizures: Advantages over panel-based testing. Poster presented at American Epilepsy Society Annual Meeting; December 2, 2023; Orlando, FL. Exome and genome sequencing checks all 768 genes Only 43% of epilepsy genes are tested on many commercial epilepsy panels Common diseases are in fact a constellation of genetic diagnoses One example is epilepsy. At least 768 different genes are related to seizures. 8

14 GeneDx has spent over a decade solving for the limitations of the past and we're working to change the perception of exome and genome sequencing Then Now Results take months Tests are prohibitively expensive GeneDx’s tests are accessible and widely covered by insurance Results are confusing, filled with useless information Patients receive fewer variants of uncertain significance and more definitive answers Turnaround time Cost Interpretation Nothing to do or change based on the results Results unlock a growing number of approved therapies, clinical trials, dietary and behavioral health therapies GeneDx delivers results in hours, days or weeks Other testing (CT scan, MRI, gene panels) offers the same information Exome and genome uncover what other tests don’t, which saves time & money Actionability Value

15 Accelerating and deepening our competitive advantage with every patient Pay it forward data strategy: the snowballing effect of data accumulated with ever patient we test drives our underlying interpretation platform to get smarter, faster, and more scalable That’s enable us to identify more than 400 new disease-gene relationships—and counting. >750K exomes & genomes Patent applications have been filed to develop an IP portfolio directed to our innovative platform of genetic variant identification, clinical interpretation and innovative diagnostic tools developed using artificial intelligence.

16 Our data is unmatched in size, breadth, and depth— making it highly infeasible for competitors to recreate • Enriched for rare disease Diagnosing even the rarest conditions for 25 years • 60% of our exomes/genomes are parent/child trios Enabling de novo findings, sequencing asymptomatic parents • 6 million phenotypic datapoints Bridging clinical information and genomic insights • 10+ years of Medicaid patients tested Representing the full US population diversity • All underpinned by expert annotation and curation Bringing answers to more patients today—without future reanalysis

17 Historical base Near term Mid term Long term Expert geneticists Pediatric specialties (e.g., autism, epilepsy, DD/ID) NICU Pediatric specialties (e.g., hearing loss, cerebral palsy, immune disorders) Pediatricians Newborn screening Adult specialties (e.g., Alzheimer's, Parkinson’s, Huntington's, MS) Adult specialties (Cardiology) Pediatrics & Rare Adult Supplemented by a developing biopharma business Our market opportunity is massive and poised to expand over time Taking a disciplined approach entering markets as reimbursement pathways open  Rolling expansion of exome/genome use cases fuels a: $45 billion market opportunity (total) $20 billion (adult) Five-year outlook $25 billion (pediatrics & rare)

18 〉 GeneDx is contracted with 80% of covered lives, including all large national commercial payers 〉Medicaid and commercial insurance coverage continues to grow for exome and genome o 32 states cover exome or genome sequencing • In Q4, Montana and South Carolina added or enhanced coverage for exome and/or genome sequencing o 14 states cover rapid genome sequencing o Biomarker bills are driving momentum in Medicaid coverage for exome and genome testing Payor coverage for exome and genome sequencing is expanding Data through October 2024. Medicaid programs covering genetic testing by year 2015: First state Medicaid covers Exome 2021: First state Medicaid covers rapid testing 30 25 20 15 10 5 0 0 3 1 32 2015 2021 2024 Year Rapid testing Exome or genome sequencing 22 14

19 Medicaid programs across the country are expanding access Exome or Genome Sequencing Rapid Genome Sequencing Both No Coverage Current Medicaid Coverage Landscape Data through February 2025 New or Enhanced Coverage

20 Outpatient market expansion: Fueling growth with new indications, coverage and guidelines Today, GeneDx primarily targets epilepsy, autism and intellectual disability/developmental delay, congenital anomalies, and rare disease • We have 80% market share among genetics experts, 13% among pediatric neurologists, and the rest is untapped A disciplined approach to expand into additional indications starting with hearing loss, cerebral palsy and eventually adult disorders including various neurological, cardiology and other domains Expect expanded clinical guidelines and reimbursement coverage over time • American Academy of Pediatrics (AAP) last updated their genetic testing guidelines in 2014 • Contracted with ~80% of commercially-insured lives • Medicaid coverage continues to expand

Inpatient (NICU) market expansion: A clear unmet need, underscored by decades of earned trust and improved workflows

1 in 4 infants in U.S. NICUs likely have a genetic disorder[1]

- Genome testing is severely underutilized, currently ordered for <5% of children who could benefit[2]
- NICU orders represent only single digits of our current volume

GeneDx has decades of earned trust amongst children's hospitals and geneticists with 10+ years of exome/genome experience

We are expanding our enterprise sales team and implementing EPIC Aura in 2025 to begin penetrating with a more seamless experience to drive utilization



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References: 1. Kingsmore SF, Cakici JA, Clark MM, et al. *Am J Hum Genet*. 2019 Oct 3;105(4):719-733. doi:10.1016/j.ajhg.2019.08.009. **2.** Kingsmore SF, Nofsinger R. & Ellsworth K. *NPJ Genom. Med. 2024*;9(17). doi:10.1038/s41525-024-00404-0.

22 Genetic evidence is one of the most powerful tools to improve the therapeutic development process Today Tomorrow The average therapeutic development cycle: Including genetic evidence can dramatically reduce cost, shorten timelines, and improve success rates: o Up to 60% of this cost is spent in the clinical phase. Costs $2.6B o Inefficient trials—driven by patient identification and recruitment challenges—extend timelines. Takes 12 years o Most trials fail due to safety and efficacy concerns. Fails 90% of the time Genetic evidence can reduce development costs by up to 25%. Leveraging genetic data can cut development timelines by up to 5 years. Drugs with supporting genetic evidence are 2.6 times more likely to succeed. 15

23 Our partnerships with biopharma companies help accelerate treatments— from early discovery through commercialization Our collaborations are impacting the lives of patients today: Akouos (Eli Lilly) Regeneron GeneDx partnered with Akouos to match patients with the clinical trial that enabled Aissam Dam to hear for the first time. Through a data partnership with GeneDx, Regeneron received valuable insights into the landscape of hearing loss patients and their associated variants. After receiving treatment, Aissam said: “There’s no sound I don’t like. They're all good.” Opal heard her mother's voice for the first time after participating in Regeneron's clinical trial.

24 Every year, thousands of newborns with actionable conditions are missed by traditional newborn screening (NBS). Federal NBS guidelines recommend testing for 37 conditions with biomarkers—measurable changes in the baby’s blood that indicate the baby may have a disorder. However, there are hundreds of actionable conditions that lack biomarkers. We believe in a future where every newborn’s genome is sequenced at birth Genomic sequencing can detect conditions without biomarkers, expanding the number of conditions screened to ~450. By supplementing traditional NBS with genomic sequencing, we can offer crucial information to improve health outcomes.

GeneDx is the leader set to revolutionize the standard approach to today's newborn screening, enabling diagnoses before symptoms even start

GeneDx has screened more newborns than any other commercial laboratory. This experience gives GeneDx a deep understanding of how to offer this testing at scale.

Screened 17,000 healthy infants with genome sequencing, toward goal of >100,000

Without this screening, the average age of diagnosis for these conditions is 7-11 **years old**

3.2% true positive rate, and 92% of true positives would not have been detected with today's standard newborn screening

More than 70% of parents consented to gNBS, with 90% of those opting for inclusion of optional neurodevelopmental disorders

Early diagnosis for conditions like long QT syndrome and Wilson disease not included in standard newborn screening, resulted in life-saving treatments

Results from the GUARDIAN study, published in Journal of the American Medical Association, set the foundation for clinically-actionable, ethical and responsible gNBS

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References: 1. Ziegler A, Koval-Burt C, Kay DM, et al. Expanded Newborn Screening Using Genome Sequencing for Early Actionable Conditions. JAMA. Published online October 24, 2024. doi:10.1001/jama.2024.1966

Multiple drivers to profitable, sustainable growth

Expanding serviceable market
- New use cases/ indications / call points stemming from emerging guidelines, expanding and, secular tailwinds towards greater acceptance of exome/genome
- The American Academy of Pediatrics last issued their genetic testing guidelines in 2014. An update in support of an exome/genome first approach for genetics may unlock the pediatrician call point, of which there are nearly 60,000 in the U.S.

Driving into the inpatient NICU setting
- SeqFirst and other study data supporting the clinical and economic case for a first-line approach in the NICU
- Epic Aura launched in Q1 and orders expected to ramp in the back half of the year

Increasing penetration in outpatient setting
- GeneDx enjoys an ~80% market share of clinical exome/genome ordered in the U.S. today yet we are still only ~13% penetrated in the pediatric neurology market

Reducing denials improving coverage
- Reduction in Medicaid denials via additional states providing exome/genome reimbursement policies
- Reduction in third-party commercial denials through continued refinement of operational processes

New product launches
- Launch additional solutions for biopharma
- Alternative pathways for access and ordering
- Newborn screening (future)

Expanding margins
- Further cost per test declines via introduction of automation/AI across various dry-side processes
- Leverageable commercial spend

Strong capital base
- Turned adj. EBITDA profitable in Q3 2024
- Q4 2024 delivered our second consecutive quarter with adjusted net income and our first quarter of positive operational cash flow

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27 A rare opportunity to fuel seismic healthcare shifts to From years of disease progression From unnecessary and bloated health costs From generalized treatments From diagnosing symptomatic disease early interventions streamlined economic efficiency precision medicines universal genomic newborn screening

28 We all know the pain of being “too late” At GeneDx, we’re making sure that children get answers right on time. We're just getting started.

Reconciliation of non-GAAP financial measures

Adjusted gross profit and adjusted gross margin

(in $ thousands)	Three months ended December 31,						Three months ended September 30,		
	2024			2023			2024		
	GeneDx	Other[1]	Total	GeneDx	Other[1]	Total	GeneDx	Other[1]	Total
Revenue	$ 95,286	$ 354	$ 95,640	$ 58,107	$ (689)	$ 57,418	$ 76,622	$ 252	$ 76,874
Adjusted cost of services	28,384	–	28,384	25,626	–	25,626	27,370	–	27,370
Adjusted gross profit	$ 66,902	$ 354	$ 67,256	$ 32,481	$ (689)	$ 31,792	$ 49,252	$ 252	$ 49,504
Adjusted gross margin	70%		70%	56%		55%	64%		64%
Reconciliations:									
Depreciation and amortization			928			915			1,495
Stock-based compensation			123			123			174
Restructuring charges			–			–			6
Gross profit			$ 66,205			$ 30,754			$ 47,829
Gross margin			69%			54%			62%

(in $ thousands)	Year ended December 31,					
	2024			2023		
	GeneDx	Other[1]	Total	GeneDx	Other[1]	Total
Revenue	$ 302,293	$ 3,157	$ 305,450	$ 194,376	$ 8,190	$ 202,566
Adjusted cost of services	106,376	145	106,521	106,983	2,305	109,288
Adjusted gross profit	$ 195,917	$ 3,012	$ 198,929	$ 87,393	5,885	$ 93,278
Adjusted gross margin	65%		65%	45%		46%
Reconciliations:						
Depreciation and amortization			4,047			4,350
Stock-based compensation			431			(1,217)
Restructuring charges			54			139
Gross profit			$ 194,397			$ 90,006
Gross margin			64%			44%

1. Other represents revenue and costs associated with the Legacy Sema4 diagnostic testing business.

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30 Reconciliation of non-GAAP financial measures Adjusted net income (in $ thousands) Three months ended December 31, 2024 December 31, 2023 September 30, 2024 Net income (loss) $ 5,438 $ (25,773) $ (8,312) Reconciliations: Depreciation and amortization expense 5,558 6,094 5,929 Stock-based compensation expense 2,845 (912) 3,636 Restructuring costs 292 1,984 369 Change in fair value of financial liabilities 1,980 (485) 880 Other 666 1,325 (1,327) Adjusted net income (loss) $ 16,779 $ (17,767) $ 1,175 (in $ thousands) Year ended December 31, 2024 2023 Net loss $ (52,286) $ (175,767) Reconciliations: Depreciation and amortization expense 21,953 33,734 Stock-based compensation expense 9,138 (326) Restructuring costs 1,752 6,532 Change in fair value of financial liabilities 13,370 (1,170) Other 12,789 10,740 Adjusted net income (loss) $ 6,716 $ (126,257)